Flotek Industries
10603 W. Sam Houston Pkwy N., Suite 300
Houston, TX 77064
Ph: 713-849-9911
www.flotekind.com

FLOTEK WELCOMES KEVIN W. BROWN TO BOARD OF DIRECTORS

HOUSTON, June 11, 2020 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) welcomes Kevin W. Brown to its Board of Directors. He will serve on the Audit Committee.

As a part of Flotek's recent purchase of JP3, Mr. Brown was nominated to the Flotek Board of Directors. Most recently, he served on the Board of Managers of JP3 Measurement, LLC, prior to its purchase by the Company. He also serves on the Board of Directors of GCP Applied Technologies, Inc. (NYSE:GCP), a leading global provider of construction products technologies, where he is a member of the Compensation Committee and the Strategy, Operating and Risk Committee.

Previously, Mr. Brown was a senior leader at global chemical company LyondellBasell Industries N.V. (NYSE:LYB), where he was Executive Vice President, Manufacturing & Refining, from 2015 to 2017, and Senior Vice President, Refining, beginning in 2009. Prior to that, Mr. Brown spent 22 years at Sinclair Oil Corporation, an American petroleum corporation, in various roles, including having served as Executive Vice President and Senior Vice President of Operations, from 1994 to 2009, and also serving as a director from 2006 to 2009. From 2005-2017, Mr. Brown served in various leadership roles with the National Petrochemical and Refiners Association, later renamed AFPM, including Chairman (2008-2009), Vice Chairman (2008) and Member of the Executive Committee (2005-2017). Mr. Brown received his Bachelor of Science in Chemical Engineering from the University of Arkansas, where he recently completed a term as Chairman of the Dean's Advisory Council for College of Engineering and currently serves on the Campaign Arkansas Steering Committee.

John W. Gibson, Jr., Chairman, President, and Chief Executive Officer of Flotek stated: "We are excited to welcome Kevin to the Flotek board. He will be an important asset to the Company, contributing his knowledge and extensive professional network in the downstream market – which is particularly timely and beneficial, as JP3 and Phillips 66 advance their joint data service solution offering for refined fuels transmix reduction. Additionally, he brings a depth of expertise in chemistry and its applications, accelerating opportunities to advance synergies across the business and full hydrocarbon stream."

Mr. Brown stated: "I am grateful to have the opportunity to partner with John Gibson and the rest of the Flotek board as we work together to strengthen the Company through accelerated growth. I am particularly pleased to be able to continue to work with JP3, as the company pivots from a startup company to a more fully developed commercial operation as part of the Flotek family. Throughout my four-decade career as a refiner, I recognized the need to better define the quality of hydrocarbon streams we purchased or transported to enable better commercial terms, make more efficient operating decisions and reduce product downgrades. JP3, with Flotek's backing, is filling the analytical void that has limited our ability to evaluate crude quality."

About Flotek Industries, Inc.

Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through data-driven platforms and chemistry technologies. Flotek serves downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York

Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site at www.flotekind.com. Forward-Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, well-positioned, strong position, guidance, looking forward, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Forward-looking statements in this press release are not historical facts, but reflect the good faith judgment of management and current assumptions and beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. Such statements include estimates, projections, and statements related to the Company’s business plan, objectives, expected operating results, and assumptions upon which those statements are based. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release. Investor Inquiries, contact: Elizabeth Wilkinson Chief Financial Officer E: Ewilkinson@flotekind.com P: (713) 726-5325 Media Inquiries, contact: Danielle Allen Senior Vice President, Chief of Staff E: DAllen@flotekind.com P: (713) 726-5322 ###